EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-287586 of our report dated September 19, 2025, of GenFlat Holdings, Inc. relating to the audit of the consolidated financial statements as of June 30, 2025 and 2024, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement appearing in this annual report on form 10K.

/s/ M&K CPA’s, PLLC

The Woodlands, Texas

September 19, 2025